Exhibit 99.1

August 2, 2021	Edward Vallejo
Vice President, Investor Relations
856-955-4445
edward.vallejo@amwater.com

Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER REPORTS SECOND QUARTER 2021 RESULTS

AFFIRMS 2021 GUIDANCE RANGE

•Second quarter 2021 diluted earnings of $1.14 per share, compared to $0.97 per share in 2020, a 17.5% increase; Year-to-date 2021 diluted earnings of $1.87 per share, compared to $1.65 per share in 2020, a 13.3% increase
◦Quarter and year-to-date results reflect an estimated favorable impact of $0.03 per share from warmer and drier than normal weather in the second quarter of 2021
•2021 earnings guidance range of $4.18 to $4.28 per share affirmed; long-term earnings growth target range of 7-10% affirmed

•Invested $782 million in the first half of the year and added approximately 11,200 customer connections year-to-date through closed acquisitions and organic growth; Capital plan remains on track to invest approximately $1.9 billion in 2021
CAMDEN, N.J., August 2, 2021 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended June 30, 2021, of $1.14 per share, compared to $0.97 per share in 2020.
“American Water employees delivered a strong second quarter with 2021 earnings per share up 17.5% compared to 2020. These results demonstrate that we continue to grow our business through the consistent execution of our strategies,” said Walter Lynch, president and CEO of American Water.
“In the first six months in 2021, we invested $782 million with the majority dedicated to needed infrastructure improvements to better serve our customers. We continued to minimize the customer bill impacts of these investments through operating and capital efficiencies and by leveraging the size and scale of our business. We added approximately 11,200 customer connections to date through closed acquisitions and organic growth. We also look forward to welcoming an additional 86,900 customer connections through pending acquisitions.”

PRESS RELEASE	1	www.amwater.com

Consolidated Results
For the three and six months ended June 30, 2021, earnings per share were $1.14 and $1.87, respectively, which reflect increases of 17.5% and 13.3%, respectively, compared to the same periods in 2020. These increases were primarily driven by continued growth in the Regulated Businesses from infrastructure investment, acquisitions and organic growth, and include an estimated $0.03 per share benefit from warmer and drier than normal weather, primarily in the Northeast, in the second quarter of 2021. The consolidated results were partially offset by lower results from the Homeowner Services Group (“HOS”) from an increase in claims in 2021, including from extreme cold weather across the country during the first quarter of 2021, primarily in Texas and Illinois.
For the first six months of 2021, the Company made capital investments of approximately $782 million, including $735 million primarily for infrastructure improvements in the Regulated Businesses and $39 million for regulated acquisitions. The Company plans to invest approximately $1.9 billion across its footprint in 2021.
Regulated Businesses
In the second quarter of 2021, the Regulated Businesses’ net income was $215 million, compared to $177 million for the same period in 2020.
Regulated revenue increased approximately $54 million from additional authorized revenues from infrastructure investments, acquisitions and organic growth, and increases in demand, reflective of warmer and drier than normal weather in the second quarter of 2021, primarily in the Northeast, and lower demand in 2020 as a result of the COVID-19 pandemic. Excluding revenue reductions for the amortization of excess deferred income taxes of $24 million, which is offset with a like amount as lower tax expense, revenue increased $78 million. Results also reflect higher O&M expenses of $26 million to support growth in the Regulated Businesses and increased depreciation of $7 million, mainly related to infrastructure investment growth.
For the first six months of 2021, the Regulated Businesses net income was $350 million, compared to $300 million for the same period in 2020.
Regulated revenue increased approximately $89 million from additional authorized revenues from infrastructure investments, acquisitions and organic growth, and increases in demand, reflective of the warmer and drier than normal weather in the second quarter of 2021 and lower demand in the second quarter of 2020 as a result of the COVID-19 pandemic. Excluding agreed to revenue reductions for the amortization of excess deferred income taxes of $44 million, which is offset with a like amount as lower tax expense, revenue increased $133 million. Results also reflect higher O&M expenses of $48 million to support growth in the Regulated Businesses and increased depreciation of $19 million, mainly related to infrastructure investment growth.
To date, the Company has been authorized additional annualized revenues, excluding agreed to reductions for excess accumulated deferred income taxes, of approximately $120 million from general rate cases, with $100 million effective in 2021 and $20 million effective in 2022. In addition, approximately $46 million of additional annualized revenues from infrastructure surcharges have been authorized and are effective in 2021. The Company has general rate cases in progress in two jurisdictions and filed for infrastructure surcharges in two jurisdictions, reflecting a total annualized revenue request of approximately $71 million.
For the 12-month period ended June 30, 2021, the Company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) was 33.9%, a decrease from 34.3% for the 12-month period ended June 30, 2020. The improvement in this ratio reflects the continued focus on operating costs, as well as an increase in operating revenues for the Regulated Businesses.
Market-Based Businesses
In the second quarter of 2021, net income for the Market-Based Businesses was $19 million, compared to $23 million for the same period in 2020. The lower results are attributable to HOS due primarily to an increase in claims in 2021.
For the first six months of 2021, net income in the Market-Based Businesses was $36 million, compared to $45 million for the same period in 2020. The decrease was largely the result of increased claims in 2021 for HOS, including from extreme cold weather across the country during the first quarter of 2021, primarily in Texas and Illinois.
Dividends
On July 28, 2021, the Company’s board of directors declared a quarterly cash dividend payment of $0.6025 per share of common stock, payable on September 1, 2021, to all shareholders of record as of August 10, 2021.

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2021 Earnings Guidance
The Company affirms its 2021 earnings per share guidance range of $4.18 to $4.28. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly and current reports filed with the Securities and Exchange Commission (“SEC”).
Non-GAAP Financial Measures
This press release includes a presentation of adjusted regulated O&M efficiency ratio, a “non-GAAP financial measure” under SEC rules, which excludes from its calculation estimated purchased water revenues and purchased water expenses, reductions for the amortization of excess accumulated deferred income taxes, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. These items were excluded from the O&M efficiency ratio calculation as they do not reflect management’s ability to increase the efficiency of the Regulated Businesses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.
Management evaluates its operating performance using this ratio and believes that this non-GAAP financial measure is useful to the Company’s investors because it directly measures improvement in the operating performance and efficiency of the Company’s Regulated Businesses. The Company’s adjusted regulated O&M efficiency ratio (i) is not an accounting measure that is based on GAAP; (ii) is not based on a standard, objective industry definition or method of calculation; (iii) may not be comparable to other companies’ operating measures; and (iv) should not be used in place of the GAAP information provided elsewhere in this press release.
Set forth in this release is a table that calculates the Company’s adjusted regulated O&M efficiency ratio and reconciles each of the components used to calculate this ratio to the most directly comparable GAAP financial measure.
Second Quarter 2021 Earnings Conference Call
The second quarter 2021 earnings conference call will take place on Tuesday, August 3, 2021, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the Company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, an audio archive of the call will be available for one year on American Water’s investor relations website at ir.amwater.com/events.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The Company employs approximately 7,000 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 15 million people in 46 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Throughout this press release, unless the context otherwise requires, references to the “Company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2021 earnings guidance, the outcome of pending acquisition activity, the amount and allocation of projected capital expenditures; the impacts to the Company of the COVID-19 pandemic health event, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers

PRESS RELEASE	3	www.amwater.com

are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates and regulatory responses to the COVID-19 pandemic; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts, impacts of the COVID-19 pandemic, or otherwise; a loss of one or more large industrial or commercial customers due to adverse economic conditions, the COVID-19 pandemic, or other factors; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to the environment, health and safety, consumer and data privacy, water quality and water quality accountability, contaminants of emerging concern, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately improve the resiliency of, or maintain and replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the Company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects and construction of various water and wastewater facilities; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or the water provided to its customers; the Company’s ability to obtain adequate and cost-effective supplies of equipment (including personal protective equipment), chemicals, electricity, fuel, water and other raw materials; the Company’s ability to successfully meet growth projections for the Regulated Businesses and the Market-Based Businesses, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations and market-based businesses, entering into contracts and other agreements with, or otherwise obtaining, new customers or partnerships in the Market-Based Businesses, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; changes in general economic, political, business and financial market conditions, including without limitation conditions and collateral consequences associated with the COVID-19 pandemic health event; access to sufficient debt and/or equity capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the Company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks or other communications by credit rating agencies with respect to the Company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the Company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of benefit plan assets and liabilities that could increase the Company’s cost and funding requirements; changes in federal or state general, income and other tax laws, including (i) future significant tax legislation; (ii) further rules, regulations, interpretations and guidance by the U.S. Department of the Treasury and state or local taxing authorities related to the enactment of the Tax Cuts and Jobs Act of 2017; (iii) the availability of, or the Company’s compliance with, the terms of applicable tax credits and tax abatement programs; and (iv) the Company’s ability to utilize its U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of the Company’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges related to the Company’s goodwill or other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract qualified employees; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.

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These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK IR

PRESS RELEASE	5	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Operating revenues	$999	$931	$1,887	$1,775
Operating expenses:
Operation and maintenance	431	391	850	774
Depreciation and amortization	158	152	315	297
General taxes	80	75	163	152
Total operating expenses, net	669	618	1,328	1,223
Operating income	330	313	559	552
Other income (expense):
Interest, net	(101)	(101)	(199)	(197)
Non-operating benefit costs, net	19	12	39	25
Other, net	3	8	7	11
Total other income (expense)	(79)	(81)	(153)	(161)
Income before income taxes	251	232	406	391
Provision for income taxes	44	56	66	91
Net income attributable to common shareholders	$207	$176	$340	$300

Basic earnings per share: (a)
Net income attributable to common shareholders	$1.14	$0.97	$1.87	$1.66
Diluted earnings per share: (a)
Net income attributable to common shareholders	$1.14	$0.97	$1.87	$1.65
Weighted-average common shares outstanding:
Basic	182	181	181	181
Diluted	182	181	182	181
(a)Amounts may not calculate due to rounding.

PRESS RELEASE	6	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
Property, plant and equipment	$26,369	$25,614
Accumulated depreciation	(6,155)	(5,904)
Property, plant and equipment, net	20,214	19,710
Current assets:
Cash and cash equivalents	70	547
Restricted funds	34	29
Accounts receivable, net of allowance for uncollectible accounts of $70 and $60, respectively	311	321
Unbilled revenues	254	206
Materials and supplies	52	47
Assets held for sale	666	629
Other	183	127
Total current assets	1,570	1,906
Regulatory and other long-term assets:
Regulatory assets	1,145	1,127
Operating lease right-of-use assets	94	95
Goodwill	1,511	1,504
Postretirement benefit assets	168	173
Intangible assets	50	55
Other	200	196
Total regulatory and other long-term assets	3,168	3,150
Total assets	$24,952	$24,766

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	June 30, 2021	December 31, 2020
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 186,754,591 and 186,466,707 shares issued, respectively)	$2	$2
Paid-in-capital	6,765	6,747
Retained earnings	332	102
Accumulated other comprehensive loss	(46)	(49)
Treasury stock, at cost (5,260,064 and 5,168,215 shares, respectively)	(363)	(348)
Total common shareholders' equity	6,690	6,454
Long-term debt	10,343	9,329
Redeemable preferred stock at redemption value	3	4
Total long-term debt	10,346	9,333
Total capitalization	17,036	15,787
Current liabilities:
Short-term debt	606	1,282
Current portion of long-term debt	49	329
Accounts payable	146	189
Accrued liabilities	506	591
Accrued taxes	65	50
Accrued interest	89	88
Liabilities related to assets held for sale	79	137
Other	170	215
Total current liabilities	1,710	2,881
Regulatory and other long-term liabilities:
Advances for construction	274	270
Deferred income taxes and investment tax credits	2,255	2,113
Regulatory liabilities	1,699	1,770
Operating lease liabilities	79	81
Accrued pension expense	357	388
Other	122	83
Total regulatory and other long-term liabilities	4,786	4,705
Contributions in aid of construction	1,420	1,393
Commitments and contingencies
Total capitalization and liabilities	$24,952	$24,766

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the Twelve Months Ended June 30,
(Dollars in millions)	2021	2020
Total operation and maintenance expenses	$1,698	$1,581
Less:
Operation and maintenance expenses—Market-Based Businesses	422	384
Operation and maintenance expenses—Other	(30)	(17)
Total operation and maintenance expenses—Regulated Businesses	1,306	1,214
Less:
Regulated purchased water expenses	156	142
Allocation of non-operation and maintenance expenses	45	30
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,105	$1,042

Total operating revenues	$3,890	$3,690
Less:
Operating revenues—Market-Based Businesses	562	533
Operating revenues—Other	(16)	(20)
Total operating revenues—Regulated Businesses	3,344	3,177
Less:
Regulated purchased water revenues (a)	156	142
Revenue reductions for the amortization of excess accumulated deferred income taxes	(69)	—
Adjusted operating revenues—Regulated Businesses (ii)	$3,257	$3,035

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	33.9%	34.3%
(a)The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	9	www.amwater.com